EXHIBIT 10.9
EMPLOYEE LEASING AGREEMENT

Parties: This agreement is between HR Management Systems, Inc. (HRMS) a corporation located at 11501 Charred Oak Drive, Austin, TX 78759 and United States Oil & Gas, Corp. (USOG), a corporation located at 11782 Jollyville Road, Suite 211B, Austin, TX 78759

Services: Under the terms of this agreement HRMS will be providing USOG with human resources for various business support functions and tasks that include:

•	Administrative Support
•	Business Development
•	Acquisition Prospecting
•	Investor Relations

Fees: The monthly fee for services provided will be $5,000.

Schedule and Term: Payment is to be made via two equal installments on the 1st and 15th of each month beginning with May 1st, 2010. Either party may cancel this agreement as long as 30 days written notice is provided. The current scope and fee structure will remain in effect until mutually amended and agreed to by both parties. This agreement replaces any former agreements that exist between HRMS and USOG.

This contract is agreed to this 1st of May, 2010 by:

/s/Alex Tawse	/s/Michael Taylor

Alex Tawse, President HRMS	Michael Taylor, Director USOG